SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS SECOND AMENDMENT is made as of the 9th day of March, 2001, by and among Microtek Medical, Inc., a Delaware corporation ("Purchaser"), Deka Medical, Inc., a Florida corporation ("Seller"), and the stockholders of Seller set forth on the signature page of this Amendment (collectively, the "Stockholders").

                              W I T N E S S E T H:

     WHEREAS, Purchaser, Seller and Stockholders entered into that certain Asset Purchase Agreement dated as of February 9, 2001, as amended by that certain First Amendment to Asset Purchase Agreement dated as of February 23, 2001 (the "Purchase Agreement"); and

     WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinbelow more particularly set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. Initially capitalized terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning ascribed to such terms in the Purchase Agreement.

     2. Amendments.

          (a) The Drape Business Closing Date shall occur concurrently with the date of this Amendment, effective for accounting purposes at 12:01 a.m., March 3, 2001. Collected revenues of the Drape Business from such time to the Drape Business Closing Date shall be offset against the Drape Business Cash Payment.

          (b) The text of Section 2.1(b)(i) of the Purchase Agreement is amended to read as follows:

          "Purchaser shall pay to or for the account of Seller $10,383,000 in immediately available funds (the "Drape Business Cash Payment"); and"

         Section 2.1(b)(ii) is deleted and Purchaser shall not issue to Seller the Note. Section 2.1(b)(iii) is modified to provide that the Key Employee Note shall not be issued to all the persons identified in Schedule 2.1(b)(iii) of the Purchase Agreement due to the failure of certain persons to satisfy the conditions set forth in such section, and to delete the last person named in
Schedule 2.1(b)(iii). The aggregate principal amount of such Key Employees Note shall accordingly be reduced from $1.25 million to such amount as shall be acceptable to Purchaser.

          (c) The form of Key Employees Note attached to the Purchase Agreement at Exhibit 2.1(b)(iii) is hereby substituted with the form of Key Employees Note attached hereto as Exhibit A and incorporated herein by reference. The terms of Exhibit A to the Key Employees Note shall be set by Purchaser in its sole discretion.

          (d) The text of Section 2.1(c) of the Purchase Agreement is amended to read as follows:

          The Drape Business Purchase Price shall be decreased by the amount that Seller's Working Capital (as defined below) transferred to Purchaser on the Clean-Op Closing Date and the Drape Business Closing Date (the "Closing Working Capital") is less than $8,500,000 (the "Baseline Working Capital"). As used herein, the term "Working Capital" means the sum of the current assets of Seller (to the extent such current assets are included in the Purchased Assets which are acquired by Purchaser at either the Clean-Op Closing or the Drape Business Closing) minus the sum of the Accounts Payable of Seller (to the extent such Accounts Payable are included in the Assumed Liabilities (defined in Section 2.2 below) assumed by Seller at the Clean-Op Closing or Drape Business Closing) as determined in accordance with Generally Accepted Accounting Principles ("GAAP"). For purposes of determining Working Capital, (i) the Accounts Receivables shall be that which arose in the ordinary course to creditworthy customers and shall not be more than 90 days past due in accordance with their terms, (ii) the inventory shall be that which is currently salable or usable in production and shall not exceed 12 months usage or sales except that Seller may add $650,000 to the amount of inventory for purposes of calculating the Closing Working Capital so long as the total amount of inventory after such addition shall not exceed $5.0 million, (iii) in determining 12 months usage or sales, the parties will take into consideration calendar year 2000 actual usage and sales as adjusted for any reasonably verifiable forecasted increase in sales for the year 2001 or reasonably expected sales for any new inventory not sold in the year 2000, (iv) for purposes of determining the market value of finished goods, there shall be a 15% assumed disposal cost applied to the applicable selling price of inventory, and (v) for purposes of determining the allocation of overhead to inventory, the parties will use a method consistent with the method used by Seller at December 31, 2000. Seller shall deliver to Purchaser at the Drape Business Closing true, correct and complete lists of the Accounts Payable, Accounts Receivable and Inventory as of March 2, 2001. On or before April 16, 2001, the Closing Working Capital shall be reported in reasonable detail by Purchaser to Seller. In the event Seller disagrees with Purchaser's determination of the Closing Working Capital, then Seller shall notify Purchaser in writing within ten (10) business days after receipt of Purchaser's calculation of the Closing Working Capital, setting forth in reasonable detail the basis for such dispute. If Seller does not provide such notice within such ten (10) business day period, then the determination of the Closing Working Capital by Purchaser shall be final, binding and conclusive upon the parties hereto. If Seller does provide such notice, Purchaser and Seller shall attempt in good faith to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive upon each of the parties hereto. If Purchaser and Seller fail to reach a resolution within ten (10) business days after Purchaser's receipt of Seller's written notice of dispute, Purchaser and Seller shall submit the items remaining for resolution to KPMG Peat Marwick, LLP ("KPMG"), Jackson, Mississippi or such other national accounting firm as may be agreed upon by Purchaser and Seller (the "Independent Accounting Firm") which shall within thirty (30) business days of submission resolve and report to Seller and Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive upon each of the parties hereto. Purchaser and Seller agree that the party which claims the greatest variance in the Closing Working Capital from that finally determined by the Independent Accounting Firm shall be responsible for the fees and disbursements of the Independent Accounting Firm in connection with the resolution of such dispute. If any amounts are due to Purchaser under this Section 2.1(c), Seller shall pay the applicable amount due under this Section in immediately available funds within five (5) days following its determination by the parties or the Independent Accounting Firm, or at Purchaser's election, Purchaser may withdraw from the Escrow Fund (as defined below) in the amount due Purchaser under this Section 2.1(c) together with any earnings on such amount withdrawn from the Escrow Fund (with such earnings to compensate Purchaser for the loss of use of funds during the period of determining the Working Capital Adjustment).

          (e) At the Drape Business Closing $1.5 million (the "Escrow Fund") of the Drape Business Cash Payment shall be paid by Purchaser to the Escrow Agent named in and to be held under the Escrow Agreement in the form attached hereto as Exhibit "B" and incorporated herein by reference to secure the payment and performance by Seller and the Shareholders of their obligations to Purchaser under the Purchase Agreement, as amended hereby. The Escrow Fund shall be held in accordance with the Escrow Agreement until the later to occur of (i) the resolution of the Working Capital adjustment in accordance with Section 2.1(c) of the Purchase Agreement, (ii) completion of the transition services in accordance with Section 5.16 of the Purchase Agreement, (iii) eight weeks following the date hereof, (iv) the date of resolution and satisfaction of any claims for indemnification of which Purchaser has given Seller a reasonably detailed notice in accordance with Article 6 hereof prior to the last to occur of the events described in the preceding clause (i) through (iii).

          (f) Seller hereby grants to Purchaser the exclusive right and option to purchase from Seller all or substantially all of the assets (the "Gel Lite Assets") of Seller used or held for use by Seller in its gel-filled pad and cover business (the "Gel Lite Business"). In the event Seller elects to purchase the Gel Lite Assets, the purchase price of the Gel Lite Assets shall be $200,000 in immediately available funds payable to or for the account of Seller (the "Gel Lite Purchase Price"). On or before March 12, 2001, Seller shall prepare and deliver to Purchaser an addendum to the Schedules attached to and forming a part of the Purchase Agreement and such other schedules, documents and materials with respect to the Gel Lite Assets and the Gel Lite Business in order that the representations and warranties of Seller contained in the Purchase Agreement shall remain true, correct and complete as though the Gel Lite Business was included within the Drape Business and the Gel Lite Assets were included within the Purchased Assets. Purchaser shall have the right to purchase the Gel Lite Assets by giving notice to Seller within two weeks after Purchaser's receipt of such disclosures from Seller. In the event Purchaser does purchase the Gel Lite Assets from Seller, then the Gel Lite Assets will be deemed part of the Purchased Assets (and Schedule 1.2 shall be modified so that such assets shall not be deemed Excluded Assets), there shall be no Working Capital adjustment with respect to the Gel Lite Business as provided in Section 2.1(c) of the Purchase Agreement, all representations and warranties made by Seller in the Purchase Agreement with respect to the Drape Business shall be deemed to be made by Seller with respect to the Gel Lite Business, Seller and the Shareholders shall have the same indemnification obligations with respect to the Gel Lite Business that it has or they have in the Purchase Agreement as though the Gel

Lite Business was the Drape Business, and Seller and Purchaser shall execute and deliver appropriate documents for the consummation of the purchase and sale of the Gel Lite Assets as provided in Articles 7 and 8 with respect to the Drape Business on or before two weeks after Purchaser's receipt of the disclosures from Seller described above.

          (g) To the extent that Seller has not caused the 1999 Audited Financial Statements to be completed and delivered to Purchaser prior to the Drape Business Closing, Seller shall cause same to be completed and delivered to Purchaser as soon as possible after the Drape Business Closing and in no event later than May 4, 2001.

          (h) Section 5.16(b) of the Purchase Agreement is amended by deleting the cost per week for the transition services provided for therein for Columbus at $7,000 per week and for Jacksonville at $5,000 per week, and inserting a total maximum payment obligation of $106,000 by Purchaser to Seller for all transition services set forth in such Section 5.16(b) to be provided by Seller to Purchaser, and to provide that such services shall be made available by Seller to Purchaser until at least April 30, 2001 unless otherwise agreed by Seller and Purchaser. The payment for the transition services shall be payable weekly in advance and shall equal, subject to the maximum set forth above, the overhead expenses of Seller in maintaining transitional operations as reasonably requested by Purchaser in Seller's facilities in Jacksonville, Florida and Columbus, Mississippi.

          (i) Schedule 1.2 of the Purchase Agreement is hereby amended by adding to such Schedule the following:

          "7. Exclusive Distributorship Agreement dated May 5, 2000 between Seller and Worldwide Innovations & Technologies, Inc. (the "Rad Pad Agreement").

          (j) Schedule 3.7 of the Purchase Agreement is hereby deleted and Exhibit "C" attached hereto and incorporated herein by reference is inserted in lieu thereof.

          (k) Schedule 3.16 of the Purchase Agreement is hereby amended by adding to the Drape Business Agreements appearing in such schedule the Rad Pad Agreement.

          (l) Section 6.5 of the Purchase Agreement is hereby amended by deleting the term "Note" appearing therein and inserting in lieu thereof the term "Escrow Fund".

          3. Miscellaneous. Except as modified and amended hereby, the parties hereto adopt and ratify the Purchase Agreement without further modification or amendment. This Amendment may be executed in any one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.



          [Remainder of page left blank intentionally; Signatures contained on following page]

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                        PURCHASER:

                                        MICROTEK MEDICAL, INC.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        SELLER:

                                        DEKA MEDICAL, INC.

                                        By:
                                           -------------------------------------
                                        Title:
                                               ---------------------------------



                    [signatures continued on following page]

                                       STOCKHOLDERS:


                                       -----------------------------------------
                                       Kimber L. Vought


                                       -----------------------------------------
                                       Dagoberto T. Capote

                                       PNC Capital Corp.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       South  Atlantic   Private Equity Fund IV,
                                       Limited Partnership

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       South  Atlantic  Private  Equity  Fund IV
                                       (QP), Limited Partnership

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Kitty  Hawk  Capital Limited Partnership,
                                       III

                                       By:      Kitty Hawk Partners Limited
                                                Partnership, III, the General
                                                Partner

                                       By:
                                          --------------------------------------
                                          Walter H. Wilkinson, Jr.,
                                          General Partner

                                       Wood Street Partners II

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    Exhibit A

                                Key Employee Note


See attached.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS OR LAWS, AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS AND LAWS, INCLUDING BUT NOT LIMITED TO THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES OR ISOLYSER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ITS COUNSEL, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES ACTS AND LAWS.

                  CONTINGENT SUBORDINATED CONVERTIBLE DEBENTURE
                                       OF
                             ISOLYSER COMPANY, INC.

$                                                             ____________, 2001
 --------------------------

     ISOLYSER COMPANY, INC., a Georgia corporation ("Isolyser"), for value received, hereby promises to pay to the order of _____________________, a resident of _____________ (the "Holder"), the sum of $________________, without interest, in accordance with and subject to each of the provisions set forth herein. No interest shall accrue on the principal or any other amounts under this Debenture. The full principal amount of this Debenture shall be due and payable on the fourth (4th) anniversary of the date hereof (such anniversary, the "Maturity Date").

     The following is a statement of the rights of the Holder and the conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, acknowledges and accepts:

     1. Contingency. This Debenture is being given in connection with that certain Asset Purchase Agreement, by and among Deka Medical, Inc. ("Deka"), the Holder and Microtek Medical, Inc. ("Microtek"), dated as of ____________, 2001 (the "Asset Purchase Agreement"). Any and all payments under this Debenture, and the conversion of any portion of this Debenture into Conversion Shares (as defined below), shall be contingent upon the achievement of the sales revenue goals attached as Exhibit "A" hereto and Holder's employment with Microtek from the date hereof on and through the Maturity Date.

     2. Prepayment.

          2.1 Right to Prepay. Isolyser may at any time and from time to time prepay the stated principal amount of the Debenture or any portion thereof as hereinbelow set forth. The amount prepaid (the "Prepaid Face Amount") shall equal such Prepaid Face Amount discounted to its present value on the Prepayment Date (as defined below) using a discount rate of 10% per year (the "Discount Rate") from the Maturity Date (such discounted amount being referred to herein as the "Discounted Prepaid Face Amount").

          2.2 Obligation to Prepay. Subject to the other terms and provisions of the Debenture, Isolyser shall prepay the Prorated Portion (as defined below) of the stated principal amount of the Debenture in the event Holder's employment with Microtek is terminated prior to the Maturity Date either (i) by Microtek without cause (as the term cause is defined in any written employment agreement between Microtek and Holder) or (ii) due to the death or disability of Holder. The term "Prorated Portion" means the period of time Holder was employed by Microtek after the date of this Debenture as compared to four years. The amount required to be paid in satisfaction of this Debenture in the event of such prepayment shall equal the Prorated Portion of the stated principal amount of the Debenture discounted to its present value on the Prepayment Date using the Discount Rate from the Maturity Date (also referred to herein as the Discounted Prepaid Face Amount). Any prepayment under this Section 2.2 shall occur on a date selected by Isolyser as provided in Section 2.3 which shall be not later than thirty (30) days after the date of such termination of employment.

          2.3 Notice. At least fifteen (15) days prior to the desired date of any prepayment of the Debenture (the "Prepayment Date"), written notice shall be delivered to the Holder at its address last shown on the records of Isolyser, notifying the Holder of the election of Isolyser to prepay the Debenture, in whole or in part, specifying in such notice the Prepayment Date, and stating the Prepaid Face Amount and the Discounted Prepaid Face Amount (such notice is hereinafter referred to as the "Prepayment Notice").

          2.4 Surrender of Debenture. On or prior to the Prepayment Date, unless Holder shall have converted the Debenture as provided in Section 4 below, the Holder shall surrender this Debenture, in the manner and at the place designated in the Prepayment Notice, and thereupon the Discounted Prepaid Face Amount shall be payable to the order of the Holder and the Debenture, if prepaid in full, shall be canceled. In the event the Debenture is prepaid in part, a new debenture shall be issued to Holder to reflect the partial prepayment and reduction of principal.

     3. Events of Default. If any of the events specified in this Section 3 shall occur (an "Event of Default"), the entire principal and unpaid accrued interest hereon shall become immediately due and payable if the Holder gives notice to Isolyser of its election to declare a default hereunder as a result of any of the following:

                  (i) Isolyser fails to pay the unpaid principal on any date due, and does not cure such failure within thirty (30) days of receipt of written notice of such nonpayment; or

                  (ii) Isolyser makes an assignment for the benefit of creditors, or any proceeding is instituted by or against Isolyser alleging that it is bankrupt or insolvent; provided however, that if any such proceeding is instituted against Isolyser by a third party, such event shall not constitute an Event of Default if dismissed within ninety (90) days.

     4. Conversion.

          4.1 Election by Holder. The Holder has the right on the Maturity Date to convert this Debenture, in whole or in part, and in accordance with the provisions of Subsection 4.2 hereof, into fully paid and nonassessable shares of the Common Stock of Isolyser (the "Common Stock"). The number of shares of Common Stock into which this Debenture may be converted (the "Conversion Shares") on the Maturity Date shall be determined by dividing (a) the principal amount of the Debenture to be converted at the Maturity Date by (b) the

Conversion Price. As used herein, the term "Conversion Price" shall mean a price of $2.50, which Conversion Price shall be subject to adjustment as set forth in
Section 5. In addition, in the event of a Change of Control (as defined in Isolyser's 1999 Long Term Incentive Plan), the Holder shall have the right to convert the Debenture in accordance with the terms hereof into Conversion Shares, except the principal face amount hereof to be converted shall be reduced to its present value as of the date of such conversion using the Discount Rate.

          4.2 Conversion Procedure. At least fifteen (15) days prior to the Maturity Date, the Holder shall deliver to Isolyser written notice in the form attached hereto as Exhibit "B" (the "Conversion Notice"), stating the principal amount of the Debenture desired to be converted and the number of resulting Conversion Shares. Upon its receipt of the Conversion Notice, Isolyser, at its option, may provide to the Holder as a condition to Isolyser's obligations hereunder, such disclosures of material, nonpublic information as may be necessary or desirable in the discretion of Isolyser for Isolyser to comply with any applicable federal or state securities laws, rules, or regulations, all of which information shall be held and used by Holder according to any confidentiality and nondisclosure obligation or provisions required by Isolyser. On or prior to the receipt of any Conversion Shares, the Holder shall surrender this Debenture, in the manner and at the place designated by Isolyser, and thereupon the Conversion Shares shall be issued to the Holder and the Debenture, if converted in full, shall be canceled. In the event only a portion of the Debenture is converted, the remainder of the principal amount of the Debenture shall be paid according to the terms hereof. Any conversion of the Debenture shall be deemed to have been made immediately prior to the close of business on the date of Holder's surrender of this Debenture and its receipt of the Conversion Shares, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

          4.3 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. Upon conversion of this Debenture and the proper issuance of the Conversion Shares, Isolyser shall be forever released from all its obligations and liabilities under this Debenture to the extent of the Conversion Face Amount.

     5. Conversion Price Adjustments.

          5.1 Adjustments for Stock Splits and Subdivisions. In the event Isolyser should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding shares. If the Conversion Price is adjusted under this
Section 5.1 but the dividend distribution, split or subdivision which was the basis for such adjustment is ultimately abandoned by Isolyser, then the Conversion Price shall be readjusted to offset the effect of such previous adjustment.

          5.2 Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Debenture shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such outstanding shares.

          5.3 Reservation of Stock Issuable upon Conversion. Isolyser shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the full conversion of the Debenture.

     6. Subordination.

          6.1 Definitions. "Senior Indebtedness" means (i) Isolyser's existing outstanding indebtedness and credit facilities (excluding any trade indebtedness) ("Existing Indebtedness"), including, without limitation, (A) any and all obligations, liabilities and indebtedness, whether in respect of principal, interest (including without limitation interest accruing after the filing of a petition, action or proceeding by or against Isolyser pursuant to any bankruptcy law, whether or not the claim for such interest would be allowed as a claim in such proceeding), premium, fees, expenses, reimbursement obligations, indemnities or other amounts, of Isolyser, whether contingent or mature, now existing or hereafter arising or advanced, under and pursuant to that certain Amended and Restated Credit Agreement, dated as of August 30, 1996, between, among others, Isolyser and The Chase Manhattan Bank, as Agent, as amended (the "Credit Agreement"), and the other Loan Documents (as defined in such Credit Agreement), and any modifications, renewals, extensions, amendments, supplements or restatements of any of the foregoing, and (B) any indebtedness incurred by Isolyser to replace the loans identified in (A) or constituting an extension, refinancing or renewal thereof, and (ii) any indebtedness ("Other Indebtedness") of Isolyser for money borrowed in a bona fide arms length transaction from any lender which has assets of more than $5 million (except from officers or directors of Isolyser), created or incurred after the date hereof (excluding any Existing Indebtedness).

          6.2 Agreement to Subordinate. Notwithstanding anything contained in this Debenture to the contrary, Isolyser hereby covenants and agrees, and each holder hereof, by its acceptance thereof, likewise covenants and agrees that the indebtedness evidenced by this Debenture and the payment of the principal thereof and interest thereon and all other amounts payable under or in connection with this Debenture (the "Subordinated Indebtedness") shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Indebtedness (as hereinafter defined), and that such subordination is for the benefit of the holders of Senior Indebtedness.

          6.3 Distribution on Dissolution, Etc. In the event of any voluntary or involuntary insolvency or bankruptcy proceedings or any voluntary or involuntary receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Isolyser or to its creditors, as such, or to all or any part of its property, or in the event of any voluntary or involuntary proceedings for liquidation, dissolution or other winding up of Isolyser or any assignment for the benefit of creditors or marshalling of assets and liabilities, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal of and the premium, if any, and interest on and all other amounts constituting Senior Indebtedness before the holder of this Debenture is entitled to receive payment or distribution, direct or indirect, of or on account of the principal of, or premium or interest, if any, on this Debenture or any other Subordinated Indebtedness in cash or property (whether by payment, acquisition, retirement, defeasance, redemption or otherwise) and to that end the holders of Senior Indebtedness, until payment in full in cash of the principal of and the premium, if any, and interest on and other amounts constituting Senior
Indebtedness, shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which may be payable or deliverable in respect of this Debenture, including any such payment or distribution which may be payable or deliverable by virtue of any security for, or by virtue of the provisions of (or any security for) any securities which are subordinate and junior in right of payment to, this Debenture.

          6.4 Default on Senior Indebtedness.

               6.4.1 Payment Defaults. Neither Isolyser nor any person on behalf of Isolyser shall, directly or indirectly, make any payment or distribution on account of the principal, or premium or interest, if any, of this Debenture or any other Subordinated Indebtedness (whether by payment, acquisition, retirement, defeasance, redemption or otherwise) in cash or property during the existence of a default in the payment when due (whether at stated maturity or upon acceleration or mandatory prepayment or on any principal installment payment date or interest payment date, or otherwise) of any Senior Indebtedness (a "Payment Default") until the earlier of (i) the date such Payment Default is cured (if capable of being cured) or waived in writing in accordance with the terms of such Senior Indebtedness, and (ii) the date application of this subsection 6.4.1 has been waived in writing by all holders of Senior Indebtedness (or the trustee or agent on behalf of such holders) in accordance with the terms of the agreements or other documents evidencing such Senior Indebtedness, and in the event of any Payment Default, the Holder shall not (A) ask, demand or sue for any payment, distribution or any other remedy in respect of any claim hereunder, (B) commence, or join with any other creditor in commencing, any litigation or other proceeding against Isolyser or any holder of any Senior Indebtedness, nor (C) declare any amount of this Debenture to be due and payable.

               6.4.2 Non-Payment Defaults. Neither Isolyser nor any person on behalf of Isolyser shall, directly or indirectly, make any payment or distribution on account of the principal of, or premium or interest, if any, on this Debenture or any other Subordinated Indebtedness (whether by payment, acquisition, retirement, defeasance, redemption or otherwise) in cash or property during the period (a "Deferral Period") from the date Isolyser receives from any holder or holders of Senior Indebtedness (or a trustee or agent on behalf of such holder or holders) in accordance with the terms of such agreements or other documents evidencing such Senior Indebtedness, a notice of the existence of any default (other than a Payment Default) with respect to any Senior Indebtedness (a "Non-Payment Default") until the earliest of (i) the date such Non-Payment Default is cured (if capable of being cured) or waived in writing in accordance with the terms of such Senior Indebtedness, and (ii) the date application of this subsection 6.4.2 has been waived in writing by all holders of Senior Indebtedness (or the trustee or agent on behalf of such holders) in accordance with the terms of the agreements or other documents evidencing such Senior Indebtedness, and in the event of any Non-Payment Default, the Holder shall not (A) ask, demand or sue for any payment, distribution or any other remedy in respect of any claim hereunder, (B) commence, or join with any other creditor in commencing, any litigation or other proceeding against Isolyser or any holder of any Senior Indebtedness, nor (C) declare any amount of this Debenture to be due and payable.

          6.5 Subordination Not Impaired.

               6.5.1 No Impairment. The rights under the subordination provisions set forth in this Section 6 shall remain in full force and effect without regard to and without impairment or other effect, and no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Debenture, because of:
          (i) any act or failure to act on the part of Isolyser; (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of any Senior Indebtedness; (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or the Credit Agreement or any other agreement which may be made relating to any Senior Indebtedness; (iv) any exercise or non-exercise of the holder of any Senior Indebtedness of any right, power, privilege, or remedy under or in respect of such Senior Indebtedness, the Credit Agreement, or the subordination provisions set forth in this Section 6, or any waiver of any such right, power, privilege, or remedy or of any default in respect of such Senior Indebtedness, the Credit Agreement, or the subordination provisions contained in this Section 6, or any receipt by the holder of any Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; (v) any merger or consolidation of Isolyser or any of its subsidiaries into or with any other person, or any sale, lease, or transfer of any or all of the assets of Isolyser or any of its subsidiaries to any other person; (vi) the absence of any notice to, or knowledge by, any holder of any claim under this Debenture of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (v); or (vii) any other circumstance.

               6.5.2 Waiver. The Holder of this Debenture unconditionally waives
          (i) notice of any of the matters referred to in Section 6.5.1; (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Indebtedness against Isolyser, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Indebtedness or the Credit Agreement, and notice of any failure on the part of Isolyser to perform and comply with any covenant, agreement, term, or condition of the Senior Indebtedness or the Credit Agreement; (iii) any right to the enforcement, assertion, or exercise by any holder of any Senior Indebtedness of any right, power, privilege, or remedy conferred in such Senior Indebtedness or the Credit Agreement, or otherwise; (iv) any requirements of diligence on the part of any holder of any of the Senior Indebtedness; (v) any requirement on the part of any holder of any Senior Indebtedness to mitigate damages resulting from any default under such Senior Indebtedness or the Credit Agreement; and (vi) any notice of any sale, transfer or other disposition of any Senior Indebtedness by any holder thereof.

               6.5.3 Continued Effect. The obligations of the Holder of this Debenture under the subordination provisions contained in this Section 6 shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness or any other payment to any holder of any Senior Indebtedness in its capacity as such, is rescinded or must otherwise by restore or returned by the holder of such Senior Indebtedness upon the occurrence of any litigation or other proceeding, or upon, or as a result of the appointment of a receiver, intervenor, or any substantial part of its property, or otherwise, all as though such payment had not been made. The subordination provisions contained in this Section 6 shall be for the benefit of all holders of Senior Indebtedness from time to time outstanding, and each of such holders may proceed to enforce such provisions either directly against the holder of this Debenture or in any other manner provided by law and without the need to prove reliance on the subordination hereof. As used herein, the term "holders" of any indebtedness shall include any trustee for, or other authorized representative of, the holders of such indebtedness.

          6.6 Further Assurances; Limitation on Actions. Notwithstanding the subordination provisions of this Section 6, the Holder covenants and agrees to execute and deliver any other documents, instruments, or certificates which might reasonably be requested or required by the present or future holder of the

Senior Indebtedness, including, without limitation, a separate and independent Subordination Agreement. The Holder of this Debenture by acceptance hereof agrees and undertakes that it will not take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of Isolyser, whether as administrative, legal or equitable action, or otherwise, in violation of the provisions of the subordination provisions set forth in this Section 6.

          6.7 Obligations Not Impaired. Nothing contained in this Section 6 is intended or shall impair as between Isolyser, its creditors other than the holders of Senior Indebtedness, and the Holder of this Debenture, the obligation of Isolyser, which shall be absolute and unconditional, to pay to the Holder of the Note the principal on this Debenture, as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder of this Debenture and creditors of Isolyser other than the holders of Senior Indebtedness, nor shall anything herein prevent any Holder of this Debenture from exercising all remedies otherwise permitted by applicable law, upon default, subject to the rights, if any, under these provisions of the holders of Senior Indebtedness in respect of cash, property or securities of Isolyser received upon the exercise of any such remedy.

     7. Assignment. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of Isolyser and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     8. Waiver and Amendment. Any provision of this Debenture may be amended, waived or modified only upon the written consent of Isolyser and the Holder.

     9. Transfer of Debenture. The Holder shall not make any offer, sale or other disposition or transfer of this Debenture, except to its estate upon the death of the Holder. Any transferee of this Debenture shall continue to be bound by all of the terms, conditions, and provisions set forth herein, and the Debenture shall bear a legend as to the restrictions on transferability in order to ensure compliance with state and federal securities laws. In the event of any such permitted transfer, Isolyser may require as a condition to the completion of such transfer such investment representations and transfer documents as Isolyser may reasonably deem appropriate, including without limitation, the surrender of the Debenture for issue of replacement debentures.

     10. [Intentionally Omitted].

     11. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service, or telecopied (transmission confirmed and a copy sent by personal delivery, certified mail or overnight courier service) to the following addresses or such other address as may be designated in writing by either party in accordance with the terms of this provision:

                  Holder:                ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
                                         Attn:
                                               ---------------------------------

                  With a copy to:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
                                         Attn:
                                               ---------------------------------

                  If to Isolyser:           Isolyser Company, Inc.
                                            4320 International Boulevard
                                            Norcross, Georgia 30093
                                            Attn: President

                  With a copy to:           Arnall Golden Gregory LLP
                                            2800 One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia  30309-3450
                                            Attn:  Stephen D. Fox, Esq.

     IN WITNESS WHEREOF, Isolyser has caused this Contingent Subordinated Convertible Debenture to be issued as of the date first set forth hereinabove.

                                            ISOLYSER COMPANY, INC.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Its:
                                                --------------------------------

                                   Exhibit "A"

                               Sales Revenue Goals

                                   Exhibit "B"

                            Form of Conversion Notice


Date:
     -------------------------------


         This Conversion  Notice (the "Conversion  Notice") is given pursuant to
Section 4.2 of that certain Contingent Subordinate Convertible Debenture, dated as of __________, 2001, in the principal face amount of $____________________, from Isolyser Company, Inc. ("Isolyser") (the "Debenture"). Capitalized terms used in this Conversion Notice and not defined herein shall have the meanings ascribed to them in the Debenture. The undersigned desires to convert as of the Maturity Date $______________ (the "Conversion Amount") into that number of fully paid and nonassessable shares of Common Stock of Isolyser (the "Conversion Shares") equal to the Conversion Amount divided by the Conversion Price, all as set forth below.

         The undersigned hereby covenants, represents, and warrants to Isolyser as follows, and acknowledges that each such covenant, representation, and warranty is material to and intended to be relied upon by Isolyser in its issuance of the Conversion Shares.

         1. The undersigned is acquiring the Conversion Shares solely for the undersigned's own account for investment purposes and not with a view or interest of participating, directly or indirectly, in the resale or distribution of all or any part thereof.

         2. The undersigned is a resident of the State of _______________.

         3. The undersigned acknowledges that all Conversion Shares acquired by the undersigned are to be issued and sold to the undersigned without registration and in reliance upon certain exemptions under the Federal Securities Act of 1933, as amended, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

         4. The undersigned will make no transfer or assignment of any of the Conversion Shares except in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws.

         5. The undersigned consents, agrees, and acknowledges that the certificate or certificates representing the Conversion Shares will be inscribed with the following legend, or another legend to the same effect and agrees to the restrictions set forth therein:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will an assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless: (i) a registration statement under the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect; or (ii) in the opinion of counsel satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws.

         6. The undersigned is aware that no federal or state agency has made any recommendation or endorsement of the Conversion Shares or any finding in such Conversion Shares.

         7. Neither Isolyser nor any person acting on its behalf has offered the Conversion Shares to the undersigned by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

         8. The undersigned has reviewed the periodic reports and proxy statements filed by Isolyser with the Securities and Exchange Commission ("SEC") and press releases issued by Isolyser, and acknowledges that Isolyser has made available to the undersigned the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment. To the extent Isolyser has provided the undersigned with certain disclosures of material nonpublic information related to Isolyser, such information shall be held in the strictest confidence by the undersigned and shall not be divulged, communicated, used to the detriment of Isolyser, nor used for the improper benefit of any business, firm, person, partnership or corporation, or otherwise misused in any manner.

         9. The undersigned hereby acknowledges that the Conversion Shares are a speculative investment. The undersigned represents that the undersigned can bear the economic risks of such an investment for an indefinite period of time.

         10. The undersigned hereby acknowledges and represents that no commission or other remuneration has been paid or given directly or indirectly in connection with the offer or sale of the Conversion Shares to the undersigned.

         11. The undersigned has full legal power and authority to execute and deliver, and to perform the undersigned's obligations under, this agreement and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree, or other legal restriction by which the undersigned is bound.

         12. The undersigned shall not sell, transfer, or otherwise dispose of any of the Conversion Shares without first offering them for purchase to Isolyser, which shall have the right, at its sole option, to purchase such Conversion Shares at a price per share equal to the closing price of the Common Stock of Isolyser as of the close of trading on the date immediately preceding Isolyser's purchase. A legend to such effect may be placed by Isolyser on the certificate or certificates representing the Conversion Shares.

         13. The undersigned acknowledges that Isolyser is relying upon the representations and covenants of the undersigned contained herein for the purpose of complying with federal and state securities laws and for other purposes, and agrees to indemnify and hold harmless Isolyser, and each of its officers and directors, from and against any and all loss, damage, or liability (including, without limitation, court costs and reasonable attorney's fees) due to or arising from a breach of any representation, warranty, or covenant contained in this Agreement.

         The undersigned agrees to surrender the Debenture in the manner and at the place designated by Isolyser, after which surrender Isolyser shall issue the Conversion Shares, and the Debenture, if converted in full, shall be cancelled. In the event only a portion of the Debenture is being converted, Isolyser shall pay such remaining amount to the undersigned on the Maturity Date. All Conversion Shares shall be deemed to have been made immediately prior to the close of business on the date of Holder's surrender of this Debenture and its receipt of the Conversion Shares, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

         This Conversion Notice is given as of the date set forth above by the undersigned.


                                                --------------------------------

Address:

------------------------------
------------------------------
------------------------------

Maturity Date:
              ---------------------------------------
Conversion Amount: $
                    ---------------------------------
Number of Conversion Shares:
                            -------------------------

                                    Exhibit B



See attached.

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Escrow Agreement") is made and entered into as of the ____day of March, 2001, by and among Microtek Medical, Inc., a Delaware corporation ("Microtek"), Deka Medical, Inc., a Florida corporation ("Deka"), and SunTrust Bank, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, pursuant to a separate Asset Purchase Agreement dated as of February 9, 2001, as amended (the "Purchase Agreement") between Microtek, Deka and certain stockholders of Deka, Microtek and Deka wish to establish an escrow account to secure the obligations of Deka under the Purchase Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless otherwise defined herein, capitalized terms used in this Escrow Agreement have the definitions set forth in the Purchase Agreement.

                                   ARTICLE II
                                 THE ESCROW FUND

         2.1 Delivery. Simultaneously with the execution hereof, Microtek is depositing with Escrow Agent the sum of $1,500,000 (the "Escrow Fund") to be held by Escrow Agent pursuant to the terms of this Escrow Agreement.

         2.2 Receipt. Escrow Agent hereby agrees to receive the Escrow Fund from Microtek and agrees to hold, administer and disburse the Escrow Fund in accordance with the terms and conditions of this Escrow Agreement and for the uses and purposes stated herein.

         2.3 Investment. Escrow Agent shall, pending the disbursement of the Escrow Fund pursuant to this Escrow Agreement, invest any cash in the Escrow Fund in accordance with Microtek's instructions in:

         (a)  interest  bearing  savings  accounts  (the  terms of which have no restrictions as to the date of withdrawal) in a federally insured banking or thrift institution (including, without limitation, Escrow Agent or any affiliate);

         (b) commercial  paper  having  the  highest   rating   conferred  by  a
nationally-recognized investment rating agency;

         (c) money market funds which are investment companies registered under the Investment Company Act of 1940, including, without limitation, those for which Escrow Agent or an affiliate acts as investment adviser (including Escrow Agent's STI Class money market fund); and/or

         (d) securities issued or insured by the United States Government or an agency or instrumentality thereof with a remaining term to maturity of no more than one year.

Provided, that, all such investments can be liquidated without penalty to cash promptly in order to allow timely disbursement of cash in accordance with this Escrow Agreement.

                                   ARTICLE III
                 PROCEDURES FOR DISBURSEMENT OF THE ESCROW FUND

         The following procedures shall govern the distribution of the Escrow Fund by Escrow Agent.

         3.1 Notice of Claims. Subject to Sections 3.2 and 3.3 below, upon receipt of notice from either Microtek or Deka (the "Notice") that it is entitled to a payment and the amount thereof, along with a copy of the Notice sent to the other Party, the Escrow Agent shall, not less than ten days nor more than 15 days following receipt of such Notice, disburse to the party delivering such Notice an amount equal to the lesser of (i) the balance thereof in the Escrow Fund or (ii) the amount specified in the Notice. Any notice shall specify with reasonable detail the reasons why the requesting party is entitled to such disbursement.

         3.2 Notice of Dispute. Notwithstanding the foregoing, in the event that either Deka or Microtek objects to the disbursement of any portion of the Escrow Fund, such objecting party shall so notify Escrow Agent not more than nine (9) days from the date of the Notice. Any objection shall specify with reasonable detail the reasons why the objecting party is objecting to the disbursement. Such a dispute shall be resolved in the manner set forth in Section 3.5 below.

         3.3 Uncertainty. In the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until it has received (a) a nonappealable court order from a court of competent jurisdiction directing the disposition of such property, (b) a signed arbitration award in accordance with
Section 3.5 hereof or (c) appropriate written instructions signed by both Deka and Microtek.

         3.4 Time of Essence. The parties agree that time is of the essence with respect to all deliveries referenced in this Article III.

         3.5  Resolution of Disputes.

         (a) Any dispute between the parties arising out of or relating to this Escrow Agreement shall be resolved by arbitration in Atlanta, Georgia, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time the demand for arbitration is filed. The AAA rules shall govern the enforcement of this Article only to the extent the rules do not conflict with these express provisions. One arbitrator shall hear the dispute. Such arbitrator shall be a retired judge or practicing attorney with at least twenty years of experience in business and commercial law.

         (b) To commence arbitration, Microtek or Deka shall file with the AAA and serve a demand for arbitration in accordance with the applicable AAA rules. Any such demand shall include a reasonably detailed description of the facts forming the basis of the demand and shall specify the relief or remedy sought.

         (c) The parties recognize and agree that interstate commerce is involved, and the parties agree that enforcement of their agreement to arbitrate and any arbitration award entered pursuant to this agreement to arbitrate shall be pursuant to the Federal Arbitration Act, 9 U.S.C.ss.1, et. seq., and not pursuant to any state arbitration statute.

         (d) The award shall be final and binding upon the parties, and judgment may be entered upon it in any court having jurisdiction thereof.

         (e) The non-prevailing party in the arbitration proceeding shall pay the reasonable attorney's fees of the prevailing party in the arbitration and the cost of all arbitrators' compensation and AAA assessed expenses of the arbitration. If the arbitrator does not determine that one party is the prevailing or non-prevailing party, then the parties shall each bear their own expenses and attorney's fees in any arbitration, and both parties shall equally bear the cost of all arbitrators' compensation and AAA assessed expenses of the arbitration.

                                   ARTICLE IV
                                  ESCROW AGENT

         4.1 Appointment. Microtek and Deka hereby appoint Escrow Agent to serve hereunder, and Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Escrow Agreement.

         4.2 Compensation. Escrow Agent will be entitled to compensation in accordance with its customary fee schedule, a copy of which is attached hereto at Exhibit A. Microtek and Deka shall each pay half of the Escrow Agent's fees.

         4.3 Resignation. Escrow Agent may resign at any time upon giving the other parties hereto 30 days' prior written notice. In such event, the acting Escrow Agent shall deliver the Escrow Fund and any and all documents relating thereto then in its possession to a successor Escrow Agent; the successor to Escrow Agent shall be such person, firm or corporation as shall be mutually agreed upon by Microtek and Deka. Such resignation shall not be effective until a successor agrees to act hereunder; provided, however, that if no successor is appointed and acting hereunder within 30 days after such notice is given, Escrow Agent may pay and deliver the Escrow Fund into a court of competent jurisdiction and shall have no further responsibility hereunder. Such resignation shall not deprive the Escrow Agent of the compensation earned prior thereto.

                                    ARTICLE V
                 LIABILITIES AND INDEMNIFICATION OF ESCROW AGENT

         Escrow Agent shall not liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Escrow Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. The parties to this Escrow Agreement shall at their joint expense (one-half by Microtek and one-half by Deka), indemnify, hold harmless, and reimburse Escrow Agent and its officers, directors, employees, and agents, from, against and for, any and all liabilities, costs, fees, claims, damages and expenses (including reasonable attorneys' fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Escrow Agreement. In the event any legal questions arise concerning Escrow Agent's duties and obligations hereunder, Escrow Agent may consult its counsel and rely without liability upon written opinions given to it by such counsel.

         Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which Escrow Agent, in good faith, believes to be genuine and what it purports be.

                                   ARTICLE VI
                                   TERMINATION

         This Escrow Agreement shall be terminated (a) upon disbursement or release of the entire Escrow Fund by the Escrow Agent, (b) by written mutual consent signed by all parties, (c) upon receipt by Escrow Agent of an arbitration award to that effect in accordance with Section 3.5 hereof or (d) upon receipt by Escrow Agent of a nonappealable order to that effect from a court of competent jurisdiction. This Escrow Agreement shall not be otherwise terminated.

                                   ARTICLE VII
                                OTHER PROVISIONS

         7.1 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, shall be delivered by personal delivery, overnight delivery service, or certified or registered mail, and shall be deemed to have been duly delivered and received on the date of personal delivery or on the date of receipt if sent by overnight delivery service or mailed by registered or certified mail, postage prepaid and return receipt requested to the addresses set forth below, or to such other addresses as any party may request in a notice delivered in accordance with this
Section 7.1 to the other parties hereto. Such notice, if mailed, shall also be sent to a party by electronic transmission to the telecopier number specified below (or to such other telecopier number for a party as shall be specified by like notice) and shall be deemed delivered on the date of transmission. Notices shall be sent to the following addresses:

         (a)      If to Escrow Agent, at:

                                    SunTrust Bank
                                    25 Park Place
                                    24th Floor
                                    Atlanta, Georgia 30303-2900
                                    Attn: Ms. Rebecca Fisher

                                    Fax:  (404) 588-7335
                                    Phone:  (404) 588-7262

         With required copies to both Deka and Microtek as set forth below in subsections (b) and (c) below.

         (b)      If to Deka by mail or facsimile, at:

                                    Deka Medical, Inc.
                                    P. O. Box 2426
                                    Columbus, Mississippi 39704
                                    Attention:  President

                                    Fax:  (662) 327-7398
                                    Phone  (662) 327-9950

                  If to Deka by courier:

                                    Deka Medical, Inc.
                                    168 Rosecrest Lane
                                    Columbus, Mississippi 39701


         (c)      If to Microtek, at:

                                    Microtek Medical, Inc.
                                    512 Lehmberg Road
                                    Columbus, Mississippi 39702
                                    Attention:  President

                                    Fax:  (662) 329-9176
                                    Phone: (662) 327-1863

         7.2 Benefit and Assignment. The rights and obligations of each party under this Agreement may not be assigned without the prior written consent of all other parties. Subject to Section 7.3 below, this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7.3 Interest of Third Parties. No right or interest of a Party in the Escrow Funds shall be assignable or transferable or subject to any lien, in whole or in part, either directly or by operation of law or otherwise, including without limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

         7.4 Entire Agreement; Amendment. This Escrow Agreement contains all the terms agreed upon by the parties with respect to the subject matter hereof. This Escrow Agreement may be amended only by a written instrument signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          7.5 Headings. The headings of the articles, sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

         7.6 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                            DEKA MEDICAL, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


                                            MICROTEK MEDICAL, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


                                            ESCROW AGENT:
                                            SUNTRUST BANK


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                          EXHIBIT A TO ESCROW AGREEMENT

                                  FEE SCHEDULE



         The annual fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement.

         Out of pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

         These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

         It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon.

                                    Exhibit C

                            Replacement Schedule 3.7

See attached.

                                  Schedule 3.7

                                    Licenses

Clean-Op Licenses

Certificate No.            Description                         Status/Expiration

K944037           Diacide HD Disinfecting Solution                     Cleared

Drape Business Licenses

Certificate No.            Description                         Status/Expiration

9005087           FDA Owner/Operation Number(Columbus)                 Current
1055932           FDA Registration Number (Jacksonville)               Current
9613259           FDA Registration Number (Dominican Republic)         Current
164665            FDA Registration Number (Athens, Texas)              Current
1033598           FDA Registration Number (Waynesville, NC)            Current

K911040           Invotec Microscope Drape                             Cleared
K911041A          Invotec X-Ray Cassette Radiographic Film             Cleared
K911039           Invotec Ear Drape                                    Cleared
K944198           Surgical Microscope Drape, Hydro-Med
                     Products, Inc. (Spectrum Laboratories, Inc.)      Cleared
K951214           Sterile Equipment Cover                              Cleared
K980210           Various Surgical or Patient Drapes                   Cleared
K831287           Surgical Drape/Equipment Covers                      Cleared
K823054           Surgical Drape                                       Cleared
K812143           Catheter Introducer/Percutaneous Introducer          Cleared
K802576           Electrocardiograph Electrode/External Jugular
                     CVP Kit                                           Cleared
K962666           Surgical Gown                                        Cleared
K840391           Catheter Guide Wire/Angiographic Procedure Tray      Cleared

041058158         ISO 9002/EN46002 (TUV Essen)                   Exp. April 2001
041058158/01      ISO 9001/EN46001 (TUV Essen)                   Exp. April 2001
04 207-1673/98    MDD 93/42 EEC Annex II Product Certification   Exp. April 2001

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